UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 28, 2023, American Equity Investment Life Holding Company filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission that included the following disclosure:
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2023 Joyce A. Chapman, Robert L. Howe, and William R. Kunkel agreed to continue to serve on the American Equity Investment Life Holding Company Board of Directors for a limited time, subject to shareholder re-election, and to retire effective on future days. Ms. Chapman agreed to retire no later than the company's 2025 annual shareholder meeting. Mr. Howe and Mr. Kunkel each agreed to retire no later than the company's 2024 annual shareholder meeting.
The Board of Directors has nominated each of these directors for shareholder re-election at the company's 2023 annual shareholder meeting. The Board has also nominated for re-election director Michael E. Hayes, whom it expects will serve a complete 3-year term. The company will continue its Board refresh, balanced with continuity for orderly transitions as the company executes its transformational AEL 2.0 business model.